       Notice

                              BALDWIN & LYONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2007



TO THE SHAREHOLDERS OF
BALDWIN & LYONS, INC.:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. (the "Corporation") will be held Tuesday, May 1, 2007 at 10:00 a.m., Indianapolis Time, at 1099 North Meridian Street, Indianapolis, Indiana 46204 for the following purposes:


      1. To elect thirteen (13) directors,

      2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation, and

      3. To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 13, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

Shares of the Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

Date: March 30, 2007.


                                          By Order of the Board of
                                          Directors


                                          James E. Kirschner
                                          Secretary





             YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND
               PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON

                              BALDWIN & LYONS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

USE OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by Baldwin & Lyons, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 1, 2007, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy card were mailed to shareholders on or about March 30, 2007.

The mailing address of the Corporation's principal office is 1099 North Meridian Street, Indianapolis, Indiana 46204.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

Shares will be voted according to the directions of the shareholder as specified on the proxy. If no directions are given, the proxy will be voted FOR the election of the thirteen directors named as nominees in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

The close of business on March 13, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 13, 2007, the Corporation had 2,650,059 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. The vote can be exercised in person or by proxy. There are no other outstanding securities of the Corporation entitled to vote. There will be no cumulative voting for the election of directors.

Shares of Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.


EXPENSES OF SOLICITATION

All expenses of the solicitation of proxies will be paid by the Corporation. Officers, directors and other employees of the Corporation may solicit proxies by telephone or telegram or by special calls. The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy material to the beneficial owners of the Corporation's stock.

BENEFICIAL OWNERS OF MORE THAN 5% OF THE CLASS A COMMON STOCK

The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 13, 2007, more than 5% of the outstanding voting securities of the Corporation:


                                     NUMBER OF CLASS A SHARES
   NAME AND ADDRESS OF                     AND NATURE OF
  BENEFICIAL OWNER  <F1>               BENEFICIAL OWNERSHIP    PERCENT OF CLASS A SHARES
----------------------------------   ------------------------   -------------------------
SHAPIRO FAMILY INTERESTS
   (in the aggregate)  <F2>                   1,248,749                   47.12%
    799 Central Avenue
    Highland Park, Illinois 60035
         Nathan Shapiro                       1,130,399                   42.68%
         Robert Shapiro                         861,375                   32.50%
         Norton Shapiro                         758,625                   28.63%
         Steven A. Shapiro                      751,125                   28.34%

JOHN D. WEIL
   509 Olive Street
   St.  Louis, Missouri  <F3>                   334,000                   12.60%

 <F1> Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.

 <F2> Information with respect to the Shapiro family interests was obtained from
      Amendment No. 13 to Schedule 13D dated December 23, 1986, and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro. The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate. Nathan, Robert and Norton Shapiro are brothers and Steven Shapiro is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro. The Class A shares reported in the above table for the Shapiro family interests include 353,250 shares (13.25%) held of record by the Shapiro Family Limited Partnership - Gift Shares for which Nathan, Robert and Norton are each limited partners and beneficiaries as well as 178,500 shares (6.69%) held of record by Gelbart Fur Dressers, 41,250 shares (l.55%) held of record by Jay Ell Company and 178,125 shares (6.68%) held of record by Diversified Enterprises, all three of which are Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and as to which they share voting and investment powers. These shares, totaling 751,125 Class A shares (28.17%), are also included in the listing for individual beneficial ownership of each of the three brothers.

 <F3> Information with respect to the interests of John D. Weil was obtained from Amendment No. 5 to Schedule 13D, dated February 21, 2006, as well as Forms 4 and 5 filed with the Securities and Exchange Commission and delivered to the Corporation. The shares reported include all shares held in the name of family members, family custodianships or family trusts of Mr. Weil. Mr. Weil has reported that he has sole voting and investment powers as to 185,000 Class A shares and shared voting and investment powers as to 149,000 Class A shares, subject to the limitation that Mr. Weil has declared that the Schedule 13D shall not be construed as an admission that he is, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act, the beneficial owner of the securities covered by the Schedule 13D.

DIRECTORS AND NOMINEES

Thirteen (13) directors are to be elected to hold office until the 2008 Annual Meeting and until their respective successors are elected and qualified. The Corporation contemplates that all of the nominees will be able to serve. However, if any of the nominees are unable to serve, the persons named as proxies in the accompanying Proxy may vote for another nominee, or nominees according to their best judgment. All of the nominees are currently directors of the Corporation with the exception of Steven A. Shapiro. None of the nominees are family-related, except Nathan, Robert and Norton Shapiro, who are brothers and Steven Shapiro, who is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro. A majority of the nominees are Independent Directors within the meaning of applicable NASDAQ listing standards, as noted in the table on Page 5. Steven A. Shapiro was recommended to the nominating committee by non-management directors. Set forth in the following summaries is the age of each director and nominee, all offices held with the Corporation, the nominee's principal occupation, a brief account of business experience during the past five years and other directorships.

STUART D. BILTON                    Age 60                   Director Since 1987

Mr. Bilton is currently the Chairman and C.E.O. of Aston Asset Management, LLC., a diversified institutional based investment management firm. Mr. Bilton was Vice Chairman of ABN AMRO Asset Management (US), Inc. and Chairman of ABN AMRO Funds, Inc. from 2003 until 2006 and President and Chief Executive Officer of ABN AMRO Asset Management, Inc. from 2001 to 2003.

JOSEPH J. DEVITO                    Age 55                   Director Since 1997

Mr. DeVito was named President and Chief Operating Officer of the Corporation in February, 2007 and is President and a director of Sagamore Insurance Company ("Sagamore"), a wholly-owned subsidiary of the Corporation's wholly-owned subsidiary, Protective Insurance Company ("Protective") and a director of Protective. Mr. DeVito has been employed by the Corporation since 1981.

OTTO N. FRENZEL III                 Age 76                   Director Since 1979

Mr. Frenzel is retired and was formerly the Chairman of the Board of National City Bank of Indiana, a national bank and a subsidiary of National City Corporation.

GARY W. MILLER                      Age 66                   Director Since 1977

Mr. Miller has been Chairman and Chief Executive Officer of the Corporation since 1997 and was President of the Corporation from 1983 until February, 2007. He is also Chairman and Chief Executive Officer of the Corporation's wholly-owned subsidiaries Protective, Sagamore and B & L Insurance, Ltd. Mr. Miller has been employed by the Corporation since 1965.

JON MILLS                           Age 68                   Director Since 2004

Mr. Mills is the Co-Chairman of Medline Industries, Inc., a privately held manufacturer and distributor of health care supplies.

JOHN M. O'MARA                      Age 79                   Director Since 1981

Mr. O'Mara is a business consultant and private investor. He is also a director of The Midland Company .

THOMAS H. PATRICK                   Age 63                   Director Since 1983

Mr. Patrick is currently a principal and co-owner of New Vernon Capital LLC an investment management company. From 2002 until his retirement in 2003, he was the Executive Vice Chairman, Finance & Administration of Merrill Lynch & Co., Inc., and prior thereto he held a number of executive positions with Merrill Lynch & Co., Inc. Mr. Patrick also serves as a director of Deere & Company and Computer Sciences Corporation.

JOHN A. PIGOTT                      Age 75                   Director Since 1997

Mr. Pigott is retired. Prior to his retirement in 1996, he served in various capacities at Anixter, Inc., including Director, Vice Chairman, President and Chief Executive Officer.

NATHAN SHAPIRO                      Age 70                   Director Since 1979

Mr. Shapiro is the president of SF Investments, Inc., a broker/dealer in securities. Since December, 1977, he has also served as President of New Horizons, Inc., management consultants.

NORTON SHAPIRO                      Age 74                   Director Since 1983

Mr. Shapiro is retired. Prior to his retirement he was Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs.

ROBERT SHAPIRO                      Age 68                   Director Since 1997

Mr. Shapiro is the President and Chief Executive Officer of Emlin Cosmetics,
Inc.

STEVEN A. SHAPIRO                   Age 42                               Nominee

Mr. Shapiro is a professional money manager with SF Investments, a broker/dealer in securities. Mr. Shapiro is also a member of Millennium Asset Advisers LLC, the General Partner in a series of investment limited partnerships, including the New Vernon Insurance Fund. Since 2004, Mr. Shapiro has served on the Board of Directors of First Mercury Financial Corporation.

JOHN D. WEIL                        Age 66                   Director Since 1997

Mr. Weil is President of Clayton Management Co. and also serves as a director of Allied Healthcare Products, Inc. and PICO Holdings, Inc.

In December 2002 an action initiated by the Securities and Exchange Commission ("Commission") against Mr. Weil was settled simultaneously with its filing pursuant to a consent agreement entered into by Mr. Weil. The Commission alleged violations of the anti-fraud provisions of the federal securities laws arising in connection with transactions in the securities of Kaye Group, Inc. ("Kaye Group") involving material non-public information. Mr. Weil was not an officer or director of Kaye Group. The transaction cited by the Commission in its complaint involved less than one percent of the securities of Kaye Group beneficially owned by Mr. Weil and less than one-tenth of one percent of the Kaye Group's outstanding shares. Mr. Weil consented to the entry of a final judgment of permanent injunction and other relief, including disgorgement of alleged profits in the amount of $47,000 and civil penalties of a like amount, but did not admit to nor deny any of the allegations in the Commission's complaint.


COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE
The duties of the Audit Committee are described in the Audit Committee Report found on pages 13 and 14 of this Proxy Statement.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
The executive compensation program is administered by the Compensation and Employee Benefit Committee of the Board of Directors (the "Committee"). The Committee oversees the administration of the Corporation's employee benefits plans and establishes policies relating to compensation of employees. The Committee reviews all aspects of executive compensation and evaluates performance of the Corporation's executive officers, including the Named Executive Officers of the

Corporation. In addition, the Committee reviews, manages, and administers all of the stock option plans of the Corporation and, in the case of the Employee Plan, designates officers and key employees to receive options, and the number and terms of the options. All decisions by the Committee relating to the compensation of the Corporation's executive officers are reviewed by the full Board before they are implemented. The Corporation's Executive Compensation Discussion and Analysis is presented beginning on page 8 of this Proxy Statement.

INVESTMENT COMMITTEE
The Investment Committee controls and makes decisions concerning investments made by the Corporation and each of its wholly owned subsidiaries.

NOMINATING COMMITTEE
The Nominating Committee is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. An additional discussion of the responsibilities of the Nominating Committee is contained on page 15 of this Proxy Statement.

BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS

In 2006, each director attended at least 75 percent of the total number of meetings of the board and the committees on which he or she serves. In addition, all board members are expected to attend the annual meeting of shareholders, and all attended in 2006. Current committee membership and the number of meetings of the full board and each committee in 2006 are shown in the table below.

                                            AUDIT       COMPENSATION     INVESTMENT     NOMINATING
         NAME                BOARD        COMMITTEE       COMMITTEE       COMMITTEE      COMMITTEE
------------------------ -------------- -------------- ---------------- -------------- --------------
Stuart D. Bilton          Member <F1>                                       Member        Chairman
------------------------ -------------- -------------- ---------------- -------------- --------------
Joseph J. DeVito          Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Otto N. Frenzel III       Member <F1>      Chairman                                        Member
------------------------ -------------- -------------- ---------------- -------------- --------------
James W. Good <F3>        Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Gary W. Miller            Chairman                                          Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Jon Mills                 Member <F1>
------------------------ -------------- -------------- ---------------- -------------- --------------
John M. O'Mara            Member <F1>       Member                          Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Thomas H. Patrick         Member <F1>                       Member          Member
------------------------ -------------- -------------- ---------------- -------------- --------------
John A. Pigott            Member <F1>       Member          Member                         Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Nathan Shapiro            Member                                           Chairman
------------------------ -------------- -------------- ---------------- -------------- --------------
Norton Shapiro            Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Robert Shapiro            Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Steven A. Shapiro         Nominee
------------------------ -------------- -------------- ---------------- -------------- --------------
John D. Weil              Member <F1>                      Chairman         Member
------------------------ -------------- -------------- ---------------- -------------- --------------
Number of 2006 meetings        4              5             2 <F2>           4 <F2>            1
------------------------ -------------- -------------- ---------------- -------------- --------------

<F1> An Independent Director within the meaning of applicable NASDAQ listing standards.
<F2> In addition to formal meetings, these committees also carry on their business through telephone conversations and informal contacts among their members.
<F3> Mr. Good has determined to retire as an officer and director of the
     Corporation and will not stand for re-election.

DIRECTORS' FEES

Compensation paid to directors who are not employees during 2006 was as follows:


                                                                                   PENSION AND
                        FEES EARNED                                NON-EQUITY      NONQUALIFIED
                        OR PAID IN      STOCK        OPTION        INCENTIVE        DEFERRED         ALL OTHER
                           CASH         AWARDS       AWARDS      COMPENSATION     COMPENSATION     COMPENSATION        TOTAL
        NAME               ($)           ($)           ($)            ($)              ($)              ($)             ($)
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Stuart D. Bilton             27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Otto N. Frenzel III          31,000             0            0                0                0                0          31,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Jon Mills                    27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
John M. O'Mara               27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Thomas H. Patrick            25,500             0            0                0                0                0          25,500
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
John A. Pigott               27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Nathan Shapiro               27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Norton Shapiro               27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
Robert Shapiro               27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------
John D. Weil                 27,000             0            0                0                0                0          27,000
---------------------- ------------- ------------- ------------ ---------------- ---------------- ---------------- ---------------

Cash compensation consists of:
  o Retainer of $5,500 per quarter (effective July 1, 2006; $5,000 per quarter prior thereto).
  o Board meeting attendance fee of $1,500 (does not apply to attendance by teleconference).
  o No additional fees for committee meetings
  o The Chairman of the Audit Committee receives $1,000 per quarter as compensation for the chairman's preparation time.
  o Reimbursement for customary and usual travel expenses.

Directors who are employed by the Corporation do not receive directors' fees.

Prior to May, 2005, certain of the directors elected to participate in the Baldwin & Lyons, Inc. Deferred Director Fee Option Plan ("Deferred Fee Plan"), which was approved by shareholders at the 1989 annual meeting. Those directors deferred receipt of portions of their director fees through receipt of discounted stock options. Options received under the Deferred Fee Plan become exercisable one year from the date of the grant and were exercisable within ten years of the date of the grant. Exercise prices were set at $1.00 per share on the date of grant. As a result of revisions to tax law relating to deferred compensation, it was determined that none of the Directors would participate in the Deferred Fee Plan after May, 2005 and, accordingly, no discounted stock options were granted during 2006. From the beginning of the plan to the present, a total of 133,255 options have been granted in lieu of cash compensation under the Deferred Fee Plan. All granted options have been exercised since the beginning of the Deferred Fee Plan, including 20,134 during 2006.

During 2004 and 2005, directors received annual grant of an option to purchase 1,500 Class B Common Shares at the market price at the close of business on the date of the annual meeting. No such options were granted to directors during 2006 and all previously granted options were terminated without compensation to directors during 2006. None of the options granted were exercised.

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND MANAGEMENT

The following table contains information concerning shares of Class A and Class B Common Stock of the Corporation beneficially owned on March 13, 2007 by all directors and nominees, the five most highly compensated executive officers (the "Named Executive Officers") and by all directors and officers as a group:

                                          CLASS A SHARES                    CLASS B SHARES
NAME OF BENEFICIAL OWNER OR       ------------------------------  ----------------------------------
IDENTITY OF GROUP <F1>                NUMBER       PERCENT <F7>    NUMBER <F2> <F6>    PERCENT <F7>
--------------------------------  --------------  --------------  ------------------  --------------
Stuart D. Bilton                             0           .00%              33,182            .27%
--------------------------------  --------------  --------------  ------------------  --------------
G.  Patrick Corydon                     10,125           .38%              83,750            .67%
--------------------------------  --------------  --------------  ------------------  --------------
Joseph J. DeVito                         1,087           .04%             172,630           1.38%
--------------------------------  --------------  --------------  ------------------  --------------
Otto N. Frenzel, III                     4,687           .18%              38,714            .31%
--------------------------------  --------------  --------------  ------------------  --------------
James W. Good                           17,250           .65%              24,570            .20%
--------------------------------  --------------  --------------  ------------------  --------------
James E.  Kirschner                     15,468           .58%              49,774            .40%
--------------------------------  --------------  --------------  ------------------  --------------
Gary W. Miller                          46,286          1.75%             243,895           1.94%
--------------------------------  --------------  --------------  ------------------  --------------
Jon Mills                                    0           .00%               1,053            .01%
--------------------------------  --------------  --------------  ------------------  --------------
John M. O'Mara <F3>                     85,312          3.22%              75,057            .60%
--------------------------------  --------------  --------------  ------------------  --------------
Thomas H. Patrick <F4>                  88,875          3.35%             247,071           1.98%
--------------------------------  --------------  --------------  ------------------  --------------
John A. Pigott                           5,063           .19%              36,665            .29%
--------------------------------  --------------  --------------  ------------------  --------------
Nathan Shapiro <F5>                  1,130,999         42.68%           2,584,797          20.70%
--------------------------------  --------------  --------------  ------------------  --------------
Norton Shapiro <F5>                    758,625         28.63%           1,827,245          14.63%
--------------------------------  --------------  --------------  ------------------  --------------
Robert Shapiro <F5>                    861,375         32.50%           1,860,662          14.90%
--------------------------------  --------------  --------------  ------------------  --------------
Steven A. Shapiro <F5>                 751,125         28.34%           1,820,140          14.57%
--------------------------------  --------------  --------------  ------------------  --------------
John D. Weil                           334,000         12.60%           1,508,378          12.08%
--------------------------------  --------------  --------------  ------------------  --------------
All directors and officers <F8>      1,856,902         70.07%           5,157,985          40.90%
--------------------------------  --------------  --------------  ------------------  --------------

<F1>      Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment powers with respect to Class A shares or sole investment power with respect to Class B shares; and includes the beneficial interest of spouses and minor children who share the same residence as the named individual.

<F2>      A total of 12,488,955 Class B shares were issued and outstanding or subject to currently exercisable options as of March 13, 2007.

<F3>      Includes 13,875 Class A shares owned by Mr. O'Mara's wife and 57,375
          Class A shares held in trust for his children, with Mr. O'Mara serving as trustee. Mr. O'Mara disclaims any beneficial interest in these shares.

<F4>      Includes 36,375 Class A shares owned by Mr. Patrick's wife and 236,862
          Class B shares owned by a private family foundation in which Mr. Patrick is an officer and director. Mr. Patrick disclaims any beneficial interest in any of these shares.

<F5>      See "Beneficial Owners of More than 5% of the Common Stock" for Class
          A shares. The shares reported in the above table for Nathan, Norton, Robert and Steven Shapiro include 751,125 Class A and 1,820,140 Class B shares owned by the Shapiro Family Limited Partnership, a family charitable foundation and three partnerships: Gelbart Fur Dressers; Jay Ell Company and Diversified Enterprises. Nathan, Robert, Norton and Steven Shapiro are beneficial owners and/or share investment power with respect to these shares.




<F6>      Includes the number of Class B shares which each of the following persons have a right to acquire within 60 days by exercise of stock options: Mr. DeVito 40,000 and Mr. Miller 55,000; and all officers and directors as a group 95,000.

<F7>      For purposes of determining the percentage of the class owned by each named individual, shares subject to options in favor of that individual are deemed outstanding but are not deemed outstanding for computing the percentage of the class held by any other person. All shares subject to options in favor of officers and directors as a group are deemed outstanding for purposes of computing the percentage of the class owned by the officers and directors as a group.

<F8>      Total  ownership by officers,  directors and nominees equals 45.94% of the aggregate of all Class A and Class B shares outstanding on the record date.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and ten percent (10.0%) beneficial owners to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must be furnished to the Corporation. Based solely on a review of the Section 16(a) reports furnished to the Corporation with respect to 2006 and written representations from the executive officers and directors, we believe that all
Section 16(a) filing requirements applicable to our executive officers and directors during 2006 were satisfied except that Gary W. Miller filed one late Form 4 in 2006 reporting the sale of 300 shares of Class B common stock.
..

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION POLICY

The Compensation Committee ("the Committee" or "we") bases its executive compensation policy on the same principles that guide the Corporation in establishing all its compensation programs. The Corporation designs programs to attract, retain, and motivate highly talented individuals at all levels of the organization. The goal of the Corporation's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while, at the same time, motivating and retaining key employees. To achieve this goal, the Corporation's executive compensation policies integrate annual base compensation with bonuses based upon both individual and corporate performance, as discussed in the following paragraph. The Corporation also utilizes long-term incentive compensation tied to the Corporation's increase in book value to ensure that executives, and management in general, have a continuing stake in the long-term success of the Corporation.

The Committee sets the CEO's, as well as the other executive officers', compensation in light of the standards mentioned above as well as the performance of the Corporation in relation to expectations of the Board. Because of the unique nature of the markets which the Corporation serves, the Committee does not believe that there are individual companies or industry measures to which it can reliably compare the performance of the Corporation over a limited period of time. Thus, while the Committee considers the Corporation's financial results in light of industry standards, prevailing market conditions for the Corporation's products and expectations regarding future performance, corporate performance is evaluated primarily against flexible, internally created goals and expectations which must be adjusted frequently in order to react to the numerous external factors which affect the Corporation. In general, profitability and growth in the Corporation's book value are the most important factors considered by the Committee in its deliberations.

COMPONENTS OF EXECUTIVE COMPENSATION FOR 2006

     ANNUAL COMPENSATION
     -------------------
     Annual cash compensation for 2006 consisted of base salary and a cash bonus. We determined base salaries based on Corporation and individual performance for the previous year, internal relativity, and market conditions, including reference to pay at selected other companies. We use the comparison data to test for reasonableness and competitiveness of base salaries, but we also exercised significant subjective judgment in view of our compensation objectives. For 2006, we redesigned the bonus program whereby base salaries now comprise a larger portion of total annual compensation than in prior years. We believe that this change was important to reduce the volatility of annual compensation given the cyclical nature of the Corporations' business and the fact that, as a specialty insurance underwriter operating within very narrow markets, the Corporation must, from time-to-time, sacrifice short-term profits for long-term financial growth. In addition, this approach recognizes the stability and unique knowledge base of the executive management team which has essentially been in place since 1980.

     Cash bonuses for all management employees for 2006 were determined using a preset formula-based bonus program which provides targets for profitability. Under the plan, bonus target amounts, expressed as a dollar amount relative to each individual's base salary, are established for participants at the beginning of each year. Bonus payouts for the year are then determined by the Corporation's financial results relative to predetermined performance measures. Bonus targets were established based on job responsibilities and internal relativity.

     STOCK OPTIONS
     -------------
     Portions of annual compensation to management personnel have, in the past, been paid in the form of stock options. However, the Committee has determined that, given the thinly-traded nature of the Corporation's common stock, this form of compensation is not an effective means to compensate all management personnel and, accordingly, has not widely granted stock options since 1997. While stock options may be used in the future, it is likely that they will only be used on a limited basis for executive management.

     LONG-TERM INCENTIVES
     --------------------
     We have utilized what we refer to as "equity appreciation rights" as our sole form of long-term incentives for all management personnel for several years. Equity appreciation rights provide deferred compensation to employees, including Executive Officers, based on the increase in the Corporation's book value, with certain adjustments for dividends paid to shareholders, over a five year period. This program results in compensation which is directly linked to the Corporation's performance and increases in shareholder value. Rights can not be exercised until near their expiration date, which provides employee retention benefits to the Corporation. Equity appreciation rights are widely distributed to all salaried employees in amounts proportional to their job responsibilities and annual salary bases.

In its deliberations regarding calendar year 2006, the Committee considered its long-term approach regarding the goals and performance of the Corporation and the performance and present compensation of each executive officer of the Corporation. Base salaries of all management personnel, including the executive officers, was increased and bonus amounts were decreased for the reasons mentioned above. No equity appreciation rights or stock options were granted during 2006. The Committee believes that the salaries and bonuses approved are consistent with a long-term view of both the performance of the Corporation and of its executive officers.

OTHER COMPENSATION MATTERS

The Corporation has not entered into employment, severance or change-in-control agreements with any employees, including the Named Executive Officers. Further, the Corporation has no post-retirement benefit programs or pension or retirement plans, other than its 401(k) Profit Sharing Plan which is generally available to all employees. The Corporation has not, since 1997, offered deferred compensation arrangements other than the equity appreciation rights described above.

Under Section 162(m) of the Internal Revenue Code, the Corporation cannot take a tax deduction for certain compensation paid in excess of $1 million to the five executive officers listed in the summary compensation table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements. The Committee has considered the impact of Section 162(m), and the regulations thereunder, on the deductibility of the executive compensation by the Corporation. At the present time, the Committee believes that the impact of
Section 162(m) on the Corporation is negligible. Nonetheless, the Committee plans to continue to monitor the regulations and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary.

COMPENSATION COMMITTEE REPORT

The Committee and the Board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to the Corporation's performance. We believe our management compensation programs contribute to our ability to perform well in a marketplace dominated by much larger companies. We will continue to design executive compensation programs in a manner that we believe will be in shareholders' interests and worthy of shareholder support.

The Compensation Committee has reviewed and discussed the above Executive Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in the Corporation's annual report on form 10-K and this proxy statement.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
     John D. Weil, Chairman
     Thomas H. Patrick
     John A. Pigott

SUMMARY COMPENSATION TABLE


                                                                                       NON-QUALIFIED
                                                                         NON-EQUITY      DEFERRED
 NAME AND PRINCIPAL                                  STOCK    OPTION      INCENTIVE    COMPENSATION     ALL OTHER
      POSITION         YEAR    SALARY      BONUS     AWARDS   AWARDS    COMPENSATION     EARNINGS    COMPENSATION <F1>     TOTAL
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------
Gary W. Miller
CEO                    2006   $868,978    $283,421       $0        $0        $60,500             $0          $53,694     $1,266,593
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------
James W. Good
Executive Vice
 President <F3>        2006    702,529     248,256        0         0         53,000              0          118,313      1,122,098
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------
Joseph J. DeVito
 President and
  C.O.O. <F2>          2006    673,889     248,256        0         0         53,000              0           35,393      1,010,538
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------
James E. Kirschner
Senior Vice
President
 and Secretary         2006    420,361     158,313        0         0         33,000              0           19,482        631,156
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------
G. Patrick Corydon
Senior Vice President
 and C. F. O.          2006    450,017     140,816        0         0         33,000              0           29,262        653,095
--------------------- ------ ---------- ----------- -------- --------- -------------- -------------- ----------------- -------------

<F1> See the table following these footnotes for information on other compensation. The perquisites shown consist principally of the total cost of company automobiles provided to the named executives, without reduction for business use but less any gain realized on the sale of the automobiles. Tax reimbursements shown relate to the exercise of stock options in the prior calendar year.

<F2> Mr. DeVito was elected President and Chief Operating Officer on February 6,
     2007. Previously, he held the office of Executive Vice President.

<F3> Mr. Good has announced his retirement as Executive Vice President effective in May, 2007.


OTHER COMPENSATION FOR 2006:
                                                   CONTRIBUTION
                                                     TO 401(K)                          TAX
                                       TOTAL           PLAN         PERQUISITES    REIMBURSEMENTS
                                    ------------ ---------------- --------------- ----------------
  Gary W. Miller                       $ 53,694         $ 17,600         $ 4,529          $ 31,565
  James W. Good                         118,313           17,600          11,896            88,817
  Joseph J. DeVito                       35,393           17,600          17,793                 0
  James E. Kirschner                     19,482           17,600           1,882                 0
  G. Patrick Corydon                     29,262           17,600          11,662                 0



GRANTS OF PLAN-BASED AWARDS TABLE

No stock or non-stock grants of incentive plan awards and no stock options were made during 2006.

OPTION EXERCISES AND STOCK VESTING TABLE

The following table contains information about stock options exercised during 2006 by the Named Executive Officers. No stock awards have ever been granted.

                                    OPTION AWARDS                      STOCK AWARDS
                           --------------------------------- ---------------------------------
                               NUMBER OF          VALUE          NUMBER OF          VALUE
                                SHARES          REALIZED           SHARES          REALIZED
                              ACQUIRED ON         UPON          ACQUIRED ON          UPON
          NAME               EXERCISE (#)     EXERCISE ($)      VESTING (#)      VESTING ($)
-------------------------- ---------------- ---------------- ----------------- ---------------
Gary W. Miller                      55,000          220,000                 0               0
-------------------------- ---------------- ---------------- ----------------- ---------------
James W. Good                       53,750          278,363                 0               0
-------------------------- ---------------- ---------------- ----------------- ---------------
Joseph J. DeVito                    53,750          319,400                 0               0
-------------------------- ---------------- ---------------- ----------------- ---------------
James E. Kirschner                  62,500          340,625                 0               0
-------------------------- ---------------- ---------------- ----------------- ---------------
G. Patrick Corydon                  30,000          119,400                 0               0
-------------------------- ---------------- ---------------- ----------------- ---------------

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table contains information about option awards outstanding as of December 31, 2006 for the Named Executive Officers. No stock awards have ever been granted and, accordingly, no columns are presented regarding stock awards.

                                                                 EQUITY
                                                                INCENTIVE
                                               NUMBER OF      PLAN AWARDS:
                              NUMBER OF       SECURITIES        NUMBER OF
                             SECURITIES       UNDERLYING       SECURITIES
                             UNDERLYING       UNEXERCISED      UNDERLYING
                             UNEXERCISED      OPTIONS (#)      UNEXERCISED        OPTION           OPTION
                             OPTIONS (#)          NOT           UNEARNED         EXERCISE        EXPIRATION
          NAME               EXERCISABLE      EXERCISABLE      OPTIONS (#)       PRICE ($)          DATE
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Gary W. Miller                      55,000                0                0           $20.60     12/18/2007
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------
Joseph J. DeVito                    40,000                0                0           $20.60     12/18/2007
-------------------------- ---------------- ---------------- ---------------- ---------------- ----------------


2002 STOCK PURCHASE PLAN

At the 2002 Annual Meeting of Shareholders, the Board of Directors proposed, and the shareholders of the Corporation adopted, the Baldwin & Lyons, Inc. 2002 Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was intended to encourage officers and certain management personnel of the Corporation to purchase additional Class B Common Shares in the open market. The Stock

Purchase Plan authorized the Corporation to loan the funds necessary to enable participating management personnel to make those purchases. Each loan is evidenced by a ten year full recourse promissory note, interest only payable annually in arrears and is secured by a pledge of all of the shares purchased. The loans were offered to officers and certain other management personnel and forty-nine employees originally participated in the program. As of December 31, 2006, twelve employees have outstanding loans with all others having been fully repaid to the Corporation. For detailed information concerning the loans to the Named Executive Officers as well as overall information concerning the loans to all employees see "Transactions with Management and Others" on page 16 of this Proxy Statement. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.


AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MEMBERSHIP
All members of the audit committee are independent as defined in both the NASDAQ listing standards and the Securities and Exchange Commission standards applicable to audit committee members. The board of directors has determined that Otto N. Frenzel III is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A, the Audit Committee of the Board (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During the calendar year 2006, the Audit committee met five times. The full Committee discussed and reviewed the interim financial information contained in the Corporation's quarterly Forms 10-Q with the CEO, the CFO and the independent auditors prior to filing with the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and discussed with the auditors any relations that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal audit manager and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee also reviewed both with the independent auditors and the internal audit manager their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Audit Committee reviewed the audited financial statement of the Corporation as of and for the year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Annual Report on Form 10K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to the shareholder approval, of the independent auditors and the Board of Directors concurred in the recommendation.

Also see comments regarding pre-approval of audit fees contained in Independent Auditor Fees, below.

AUDIT COMMITTEE
  Otto N. Frenzel, III, Chairman       John M. O'Mara             John Pigott


INDEPENDENT AUDITOR FEES

AUDIT FEES
Fees for audit services performed by Ernst & Young, LLP totaled $441,500 for the year ended December 31, 2006 and $444,100 for the year ended December 31, 2005, including fees associated with the annual audit, reviews of quarterly reports on Forms 10-Q and 10-Q/A and statutory audits and loss reserve certifications required by regulatory authorities as well as the review of the internal controls of the Corporation by Ernst & Young, LLP as required by Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES
Fees for audit-related services paid to Ernst & Young, LLP totaled $8,050 for the year ended December 31, 2006 and $4,000 for the year ended December 31, 2005, consisting of certification of reports required by regulatory authorities and assistance in responding to routine inquiries by regulatory authorities.

TAX FEES
Fees for tax services, including fees for review of the consolidated federal income tax return and assistance with electronic filing, are expected to total $9,000 for the year ended December 31, 2006 and totaled $9,467 for the year ended December 31, 2005.

ALL OTHER FEES
No fees were billed by Ernst & Young LLP for professional services rendered during the fiscal years ended December 31, 2006 and 2005 other than those specified above.

The Audit Committee pre-approves audit engagement terms and fees prior to the commencement of any audit work, other than that which may be necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. The independent auditors submit a written proposal that details all audit and audit-related services. Revisions to the written proposal, if necessary, are also submitted in writing. Audit fees, including internal control attestation required by Sarbanes-Oxley Act, are fixed and contained in the proposal. The Corporation received a three year proposal for the audit engagement for the years 2004, 2005 and 2006, as well as revisions thereto resulting from implementation of the Sarbanes-Oxley Act, and has completed the third year of that proposal. The Audit Committee reviewed the nature and dollar value of services provided under the engagement. Any future revisions will also be reviewed and pre-approved by the Audit Committee.

All services described above under the captions "Audit Fees", Audit-Related Fees" and "Tax Fees" were pre-approved by the Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

COMPOSITION AND FUNCTIONS OF THE NOMINATING COMMITTEE.

The Board of Directors has formed a separate nominating committee, consisting solely of Independent Directors, for the purpose of consideration and nomination of directors of the Corporation. The nominating committee has a charter, a copy of which may be found in the corporate governance section of the Corporation's website at www.baldwinandlyons.com. The current members of the Nominating Committee are Stuart D. Bilton, Chairman, Otto N. Frenzel III and John A. Pigott. The Nominating Committee is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. The skills and characteristics assessed include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole.

The members of the Nominating Committee consider candidates with the following qualifications (though they are not necessarily limited to candidates with such qualifications) and no one factor is considered more important than any other factor:
   o Chief executive officers or senior executives, particularly those with experience in finance, insurance, investments, marketing and operations.
   o Individuals who meet the current criteria of the Securities and Exchange Commission and NASDAQ to be considered as Independent Directors.

Any shareholder nominee, together with any information about the candidate's qualifications, will be evaluated by the members of the Nominating Committee along with any other proposed candidates. A shareholder wishing to nominate a candidate for the Board of Director should send a written nomination to the Corporate Secretary at the principal offices of the Corporation. The nomination should specify the nominee's name and other qualifications, including, but not limited to, those specified above. To be considered, a nomination must be received at least 120 days prior to next annual meeting of shareholders. In the case of the 2008 annual meeting, the deadline is November 30, 2007. All recommendations must be accompanied by a written consent of the nominee to be nominated for election to the Corporation's Board of Directors.

The Nominating Committee selected each of the nominees included for election in this Proxy Statement.


SHAREHOLDER COMMUNICATION

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board Committee or individual directors. Shareholders wishing to communicate with either the Board as a whole, a Board Committee or an individual member may do so by sending a written communication addressed to the Board of Directors of Baldwin & Lyons, Inc. or to the committee or to an individual director, c/o Corporate Secretary, Baldwin & Lyons, Inc., 1099 N. Meridian Street, Indianapolis, Indiana, 46204 or by sending an electronic mail message to boardofdirectors@baldwinandlyons.com.

All communications will be compiled by the Secretary of the Corporation and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

CODE OF CONDUCT

The Board of Directors has adopted a Code of Ethics which is applicable to all directors, officers at the vice president level and above as well as certain other employees with control over accounting data. The Code of Conduct is available on the Corporation's website at www.baldwinandlyons.com.


TRANSACTIONS  WITH MANAGEMENT AND OTHERS

The Corporation, through it subsidiary Protective, has invested $9,000,000 in two limited partnerships managed by Millennium Group, LLC ("Millennium"). Millennium is partially owned by NV Capital Holdings II, LLC ("NV"). Thomas H. Patrick, together with Nathan Shapiro, Steven Shapiro and affiliates, own 34% of NV in the aggregate. Messrs. Patrick and Nathan Shapiro are directors of the Corporation and Steven Shapiro is a nominee for director. During 2006, Protective has recorded $152,429 in management fees and $314,285 in performance based fees to Millennium for management of these limited partnerships. The Corporation has been informed that the fee rates applied to its investments in partnerships managed by Millennium are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

Protective also has invested $15,000,000 in the New Vernon India Fund, L.P. ("India Fund") which is managed by New Vernon Management, LLC ("NVM"), an affiliate of NV. During 2006, Protective recorded $451,854 in management fees and $1,272,796 in performance based fees to NVM and its affiliates for management of this limited partnership. The Corporation has been informed that the fee rates applied to its investment in the India Fund are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

Protective utilizes SF Investments, Inc. ("SF"), a broker-dealer firm, for management of portions of its investment portfolio. Nathan Shapiro is the President and Steven Shapiro is an affiliate of SF. SF manages a portion of Protective's equity securities portfolio with a market value of approximately $3,854,000 at year end 2006 and serves as agent for purchases and sales of securities. The Corporation has been informed that commission rates charged by SF to the Corporation and its subsidiaries are no higher, and often less than, rates charged to non-affiliated customers for similar investments. Total commissions earned by SF on these transactions were approximately $1,014 during 2006. SF also manages a portion of Protective's fixed income securities portfolio with a market value of approximately $16,052,000 at year end 2006. Fees paid for the management of this portfolio totaled approximately $23,100 during 2006. The Corporation also paid approximately $123,700 during 2006 to SF and its affiliates for advice and counseling on the Corporation's investment portfolios.

The 2002 Stock Purchase Plan authorized the Corporation to loan the funds necessary to enable participating employees to purchase shares of Class B Common stock of the Corporation. The loans were made to a total of forty-nine employees, including the Named Executive Officers. The full-recourse notes evidencing the loans bear interest at the prime rate effective on the date of the loan and are secured by share certificates covering the full value of the loans. As of December 31, 2006, a total of $2,251,384 in principal and $91,251 in interest was owed to the Corporation by loan plan participants. Included within those amounts are sums due from Mr. DeVito of $1,615,415. During the year ended December 31, 2006, all loan plan participants paid interest to the Corporation in the sum of $96,356, including $60,632 paid by Mr. DeVito. There were no defaults on any of the loans. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.

INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 2007. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will be provided an opportunity to make a statement should they desire to do so and will be available to respond to appropriate inquiries from the shareholders. Ernst & Young LLP has acted as the Corporation's independent auditors since 1970.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors.

VOTE REQUIRED FOR APPROVAL

Shareholders owning a majority of the Class A shares outstanding must be present or represented by proxy in order to constitute a quorum for the transaction of business. Thus, a total of 1,305,230 Class A shares will be required at the meeting for there to be a quorum. In order to elect the directors for the ensuing year and to confirm the appointment of Ernst & Young LLP as the Corporation's independent auditors, a majority of the votes present at the meeting, either in person or by proxy, a quorum being present, will be required.


SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be received by the Corporation at its principal office on or before November 30, 2007 to be considered for inclusion in the Corporation's proxy materials for that meeting.


OTHER MATTERS

The Corporation knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, or any adjournment of the meeting, those matters will be acted on by the persons named as proxies in the accompanying Proxy. The proxies will use their best judgment to vote the shares in the best interests of the Corporation.

The Annual Report to Shareholders contains financial statements for the year ended December 31, 2006 and other information about the operations of the Corporation. The Annual Report is enclosed with this proxy statement but is not regarded as proxy soliciting material. In addition, the Report of the Compensation and Employee Benefits Committee included in this proxy statement are not regarded as proxy soliciting material.

Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Prompt response is helpful, and your cooperation will be appreciated.

March 30, 2007

                                            By Order of the Board of
                                            Directors


                                            James E. Kirschner
                                            Secretary

                                                                      APPENDIX A



PROXY
                              BALDWIN & LYONS, INC.
                1099 North Meridian Street, Indianapolis, Indiana

                  Annual Meeting of Shareholders -- May 1, 2007
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gary W. Miller, James Kirschner and G. Patrick Corydon or any of them, with powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 1, 2007, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:



1.  ELECTION OF DIRECTORS           [   ]         WITHHOLD AUTHORITY     [   ]
    FOR all nominees listed below                 to vote for all nominees
    (except as marked to the                       listed below
           contrary below)


     Stuart D. Bilton, Joseph J. DeVito, Otto N. Frenzel III, Gary W. Miller, Jon Mills, John M. O'Mara, Thomas H. Patrick, John A. Pigott, Nathan Shapiro
        Norton Shapiro, Robert Shapiro, Steven A. Shapiro, John D. Weil.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)


-------------------------------------------------------------------------------
           (Continued, and to be signed and dated, on the other side.)

2.  RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent auditors

            [   ] FOR             [   ] AGAINST         [   ] ABSTAIN

3. In their discretion, on such other matters as may properly come before the meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS NAMED IN PROPOSAL 2.

                                Please sign exactly as your name appears hereon.


Dated:                      , 2007
       --------------------
   Address correction requested.

                                        ---------------------------------------
                                               (Signature of Shareholder)



                                        ---------------------------------------
                                               (Signature of Shareholder)

                PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.
Joint owners should each sign personally. Administrators, trustees, guardians, attorneys or others signing in a representative capacity should indicate the capacity in which they sign.